Exhibit A

                                  EXHIBIT 99.2

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of January 30, 1997, is by and among THE ASHTON TECHNOLOGY GROUP, INC., a Delaware corporation, (the "Company"), THE DOVER GROUP, INC. ("Dover"), FREDRIC W. RITTEREISER ("Rittereiser") and DAVID N. ROSENSAFT ("Seller").

     WHEREAS, Dover, Rittereiser or his or its designee ("Buyer") desire to purchase from Seller, and Seller desires to sell to Buyer, 750,000 shares of the issued and outstanding common stock of the Company, par value $.01 per share (the "Shares"), for a total purchase price of $2,000,000 (the "Purchase Price"), upon the terms and subject to the conditions set forth herein; and

     WHEREAS, the Company desires to grant to Buyer registration rights under the Securities Act of 1933, as amended (the "Securities Act"), to the Shares;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the following respective meanings, unless the context clearly indicates otherwise. All capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the settlement agreement, dated as of January 30, 1997, by and among the Company, Rittereiser, UTTC, Dover and Seller (the "Settlement Agreement"):

     "Closing" is defined in Article XIII.

     "Closing Date" is defined in Article XIII.

     "Common Stock" shall mean the issued and outstanding common stock of the Company, par value $.01 per share.

     "Person" shall mean any individual, corporation, partnership, limited liability company or partnership, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental entity or other entity or organization.

     "Securities Act" is defined in the Recital.

     "Shares" is defined in the Recital.

                                   ARTICLE II
                                  SALE OF STOCK

     2.1 Purchase and Sale. (a) On the basis of the representations, warranties, covenants and agreements set forth herein and subject to the satisfaction or waiver of the conditions set forth herein, upon execution of the Settlement Agreement, Seller will sell the Shares to Buyer and Buyer will purchase the Shares from Seller in consideration of $2,000,000 payable at the Closing (the "Stock Purchase"). At the Closing, Seller and the Company (to the extent that it has any of the Shares in its possession or control) shall deliver to Buyer the stock certificates representing all of the Shares, accompanied by a stock power duly executed in blank and shall take such steps as shall be necessary to cause the Company to enter Buyer or any nominee(s) upon the books of the Company as the holder of the Shares and to issue one or more share certificates evidencing ownership of the Shares to Buyer or any nominee(s).

     (b) Seller hereby agrees that during the period from the execution of the Settlement Agreement through the Closing Date, Seller shall vote the Shares in any and all stockholder meetings in the same manner and proportion as all other shares of Common Stock are voted with respect to all matters, including any proposal that relates to the operation or management of the Company and proposals to elect or remove directors.


                                                             Page 14 of 20 pages
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                                   ARTICLE III
                            REQUEST FOR REGISTRATION

     3.1 Request for Registration. (a) In case the Company shall receive from Buyer a written request that the Company register under the Securities Act all or a part of the Shares, the Company will, as soon as practicable, use its diligent best efforts to register (including, without limitations, the execution of an undertaking to file post-effective amendments, appropriate qualifications under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) all or such portion of such Shares as are specified in such request; provided, however, that the Company shall not be obligated to take any action to register the Shares pursuant to this Section 3.1 after (i) the Company has filed one such registration pursuant to this subparagraph (a) with the Securities and Exchange Commission (the "Commission") and such registration has been declared or ordered effective or
(ii) December 31, 2001.

     (b) Subject to the foregoing proviso, the Company shall file with the Commission a registration statement covering the Shares requested to be registered as soon as practical, but in any event within ninety days, after receipt of the request of Buyer; provided, however, that if the Company shall furnish to such Buyer a certificate signed by the president of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed at the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have an additional period of not more than ninety days within which to file such registration statement.

     3.2 Underwriting. If Buyer intends to distribute the Shares covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 3.1. In such event, if so requested in writing by the Company, Buyer shall negotiate with an underwriter selected by the Company with regard to the underwriting of such requested registration; provided, however, that if Buyer has not agreed with such underwriter as to the terms and conditions of such underwriting within twenty days following commencement of such negotiations, Buyer may select an underwriter of his choice. The Company, together with Buyer, shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company or Buyer, as the case may be.

                                   ARTICLE IV
                              COMPANY REGISTRATION

     4.1 Buyer Registration Rights. If the Company proposes at any time or from time to time from the date hereof until December 31, 2001, to register any of its Common Stock, either for its own account or the account of a holder or holders of its Common Stock, in a registration statement under the Securities Act, whether or not pursuant to an underwriting agreement, the Company shall promptly give written notice to Buyer of its intention to register the Common Stock. Such written notice shall include, without limitation, a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws. Upon receipt of the Company's written notice, Buyer shall have thirty days to provide the Company with a written request specifying the total number of Shares to be included in such registration under the Securities Act. Subject to Section 4.3 below, the Company shall include in such registration statement (and any related qualification under blue sky laws or other compliance required under the Securities Act) all the Shares requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all the other shares of Common Stock originally proposed to be registered.

     4.2 Underwriting. If Company decides to register any of its Common Stock through an underwriter or underwriters, Buyer shall (together with the Company and the other holders distributing their Common Stock through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

     4.3 Priority of Registration Rights. (a) Notwithstanding any other provision of Section 4.1 or Section 4.2, if the Company or the managing underwriter, as the case may be, determines that marketing factors require a limitation on the number of shares of Common Stock to be sold, then the Company will be required to include in such registration only that number of shares of Common Stock which it believes or is so advised should be included in such


                                                             Page 15 of 20 pages
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offering.  The Common  Stock  proposed  by the Company to be sold shall have the first priority and all other shares of Common Stock, including the Shares and any other shares of Common Stock in which registration rights have been requested (the "Selling Shareholders' Shares"), shall be given a second priority without preference among the relevant holders. If less than all of the Selling Shareholders' Shares are to be registered, such shares shall be included in the registration pro rata based on the total number of shares sought to be registered other than for issuance by the Company.

     (b) If market conditions force the Company to limit the number of shares of Common Stock to be sold, the Company shall so advise Buyer of the number of Shares that may be included in the registration statement at the time of filing of the registration statement. If Buyer disapproves of the terms of any such registration, he may elect to withdraw therefrom by written notice to the Company and the underwriter, if any. Any portion of the Shares excluded or withdrawn from such registration shall, unless Buyer requests otherwise, be included in such registration but shall not be sold in a public distribution prior to ninety days after the effective date of the registration statement relating thereto.

                                    ARTICLE V
                            EXPENSES OF REGISTRATION

     5.1 Expenses. All expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and its independent certified public accountants, underwriters (excluding discounts and commissions), if any, and other persons retained by the Company, shall be shared pro rata among the Company, Buyer and any other holders of shares of Common Stock whose shares are included in such registration statement. Each party to such registration statement shall pay a percentage of the expenses incurred by the Company as determined by the number of their shares of Common Stock included in such registration statement divided by the total number of shares of Common Stock sold pursuant to the registration statement.

                                   ARTICLE VI
                             REGISTRATION PROCEDURES

     6.1 Registration Procedures. In the case of a registration statement filed under the Securities Act pursuant to this Agreement, the Company will keep Buyer, if participating therein, advised in writing as to the initiation of such registration statement and as to the completion thereof. The Company will:

     (a)  Keep such  registration  statement  pursuant to Section 3.1 or Section
          4.1 effective for a period of 180 days or until Buyer has completed the distribution described in the registration statement relating thereto, whichever first occurs; and

     (b) Furnish such number of prospectuses and other documents incident thereto as Buyer from time to time may reasonably request.

                                   ARTICLE VII
                                 INDEMNIFICATION

     7.1  Indemnification  by Buyer.  Buyer  will,  if any of the Shares held by
Buyer are  included  in a  registration  statement  pursuant  to Section  3.1 or
Section 4.1, indemnify the Company, each of its directors and officers who sign such registration statement, each underwriter, if any, and each person who controls any such underwriter of the Shares and each person who controls the Company within the meaning of the Securities Act, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, persons, or underwriters, if any, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus or other document in reliance upon and in conformity with information furnished to the Company by Buyer specifically for use therein.

     7.2 Indemnification by Company. With respect to a registration statement filed with the Commission pursuant to Section 3.1 or Section 4.1, the Company


                                                             Page 16 of 20 pages
will indemnify Buyer, each of Buyer's officers and directors, each person controlling Buyer, each underwriter, if any, and each person who controls any such underwriter of the Shares, against all claims, losses, damages, and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related registration statement, notification or the like) incident to any such registration statement or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration statement and will reimburse Buyer, each of Buyer's officers and directors, each person controlling Buyer, each underwriter, if any, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon information furnished to the Company by Buyer or underwriter, if any, specifically for use therein.

     7.3 Indemnification Procedure. Each party entitled to indemnification under this Article 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that, counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article 7. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                                  ARTICLE VIII
                              INFORMATION BY BUYER

     8.1 Information by Buyer. If any of the Shares are included in any registration statement filed with the Commission pursuant to Section 3.1 or
Section 4.1, Buyer shall furnish to the Company such information regarding Buyer and the distribution proposed by Buyer as the Company may request in writing and as shall be required in connection with any such registration statement.

                                   ARTICLE IX
                                   ASSIGNMENT

     9.1 Assignment. Buyer may assign this Agreement in its entirety to any Person (an "Assignee") without the consent of any of the other parties hereto; provided, however, that the Company is given written notice by Buyer at the time or within a reasonable time after said transfer, stating the name and address of said Assignee and identifying the share certificate(s) which are being assigned. No party other than Buyer may assign any of their respective rights or delegate any of their respective obligations under this Agreement to any party without the prior written consent of each of the other parties hereto; provided, however, that upon written notice to the parties hereto this Agreement may be assigned by operation of law or pursuant to the laws of descent and distribution. In the event of any assignment pursuant to this Section 9.1, Dover and Rittereiser shall guarantee performance by such assignee under this Agreement.

                                    ARTICLE X
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Buyer as follows:

     10.1 Representations and Warranties. Seller hereby represents and warrants to Buyer that Seller is the lawful beneficial owner of the Shares and has complete and unrestricted right to sell, transfer, assign and convey the Shares to Buyer. Upon consummation of the transaction as contemplated by this Agreement, Seller will deliver to Buyer good and marketable title to the Shares free and clear of any liens, claims, charges, security interests, options or other legal or equitable encumbrances.


                                                             Page 17 of 20 pages

                                   ARTICLE XI
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller as follows:

     11.1 Representations and Warranties. Buyer is purchasing the Shares solely for the purpose of investment and not with a view to distribution within the meaning of the Securities Act. Buyer recognizes that the Shares have not been and will not be registered under the Securities Act and further acknowledges that he has been fully advised as to the applicable limitations upon resale of the Shares, including the need to hold such Shares indefinitely unless they are subsequently registered under the Securities Act or unless an exemption from such registration is available.

                                   ARTICLE XII
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     12.1 Representations and Warranties. (a) The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

     (b) No filing with, approval by or consent of any governmental authority, court regulatory agency or any other person is required in order for the Company to consummate the transactions contemplated by this Agreement.

                                  ARTICLE XIII
                                     CLOSING

     13.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on April 10, 1997 (the "Closing Date"), at such time and place as the parties may mutually agree.

                                   ARTICLE XIV
                               CONDITIONS TO CLOSE

     Each party's obligation to consummate the Closing is subject to the satisfaction on or prior to the Closing Date of all of the following conditions:

     14.1 Representations and Warranties. The representations and warranties of each party contained in this Agreement shall be true in all material respects on and as of the Closing Date.

     14.2 No Injunction. At the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or governmental agency or body of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE XV
                               GENERAL PROVISIONS

     15.1 Representations and Warranties. Each party represents and warrants to the other parties that (i) the execution, delivery and performance of this Agreement has been duly authorized and all actions necessary for the due execution, delivery and performance of this Agreement have been taken, (ii) this Agreement constitutes the legal, valid and binding obligation of the parties enforceable against each party in accordance with its terms, (iii) it has been represented by legal counsel of its choosing, and (iv) this Agreement has been executed and delivered as its own free act and deed and not as the result of duress by any other party hereto. The representations, warranties and covenants of the parties set forth in this Agreement (including, without limitation, Section 10.1, Section 11.1 and Section 12.1) shall survive the Closing.

     15.2 Further Assurances. Each party agrees from time to time, at the request of any other party, to execute such documents or ratify such agreements as may be reasonably necessary to effect the agreements contained herein.

     15.3 Modification. This Agreement shall not be modified or amended except by an agreement in writing executed by all parties hereto.

     15.4 Applicable Law. This Agreement shall be governed under the law of the State of New York without regard to the principles of conflicts of law thereof.

     15.5 Entire Agreement. This Agreement and the Settlement Agreement contain the entire and final agreement between the parties with respect to the subject matter hereof, and no oral statements, assumptions or representations or prior written matter not contained or referred to in this instrument shall have any force or effect.


                                                             Page 18 of 20 pages
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     15.6  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original and all of which together shall be one and the same instrument.

     15.7 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     15.8 Headings. The headings used in this Agreement are for convenience only and shall not be deemed part of the agreements of the parties set forth herein.

     15.9 Waiver. No consent or waiver, express or implied, by any party to or of any breach or default by another party in performance by the breaching party of its obligations under this Agreement shall be deemed or construed to be a consent or waiver to or of any breach or default by the breaching party in the performance by such breaching party of any other obligations of such breaching party under this Agreement. Failure on the part of any party to object to or complain of any act or failure to act of any of the other parties or to declare any of the other parties in default shall not constitute a waiver of any right or remedy or the ability to object or complain or to declare any default at any time in the future.

     15.10 Submission to Jurisdiction. Any judicial proceeding brought with respect to this Agreement must be brought in any United States District Court (or if such court lacks jurisdiction, any state court) sitting in New York, New York and by execution and delivery of this Agreement, each signatory hereto (i) hereby submits to and accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.

     15.11 No Broker. Each of the parties represents that no broker or finder has been employed by either of them in connection with the transactions contemplated by this Agreement.

     15.12 Expenses. Whether the Closing does or does not occur, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     15.13 Notices. All notices or requests hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally or by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to Seller shall be addressed to:

     David N. Rosensaft
     215 East 68th Street, Suite 12-O
     New York, New York 10021

     with a copy to:

     Thomas Campbell, Esq.
     Smith Campbell & Paduano
     150 East 58th Street
     New York, New York  10155
     Tel:  (212) 754-4242
     Fax:  (212) 754-4399

or at such other address and to the attention of such other person as Seller may designate by written notice to the other parties hereto. Notices to the Company shall be addressed to:

     Universal Trading Technologies Corporation
     1900 Market Street, Suite 701
     Philadelphia, PA  19103-0012
     Attn:  Robert A. Eprile
     Tel:  (215) 988-3400
     Fax:  (215) 636-3560

     with a copy to:

     Cadwalader, Wickersham & Taft


                                                             Page 19 of 20 pages

     100 Maiden Lane
     New York, New York  10038
     Attn:  Harvey M. Spear
     Tel:  (212) 504-6000
     Fax:  (212) 504-6666

or at such other address and to the attention of such other person as the Company may designate by written notice to the other parties hereto. Notices to Buyer shall be addressed to:

     The Dover Group, Inc.
     17 Route 37 East
     Toms River, NJ  08753
     Attn:  Fredric W. Rittereiser
     Tel:  (908) 505-9300
     Fax:  (908) 505-8540

or at such other address and to the attention of such other person as Buyer may designate by written notice to the other parties hereto.

     15.14 Time is of the Essence. Time is of the essence of this Agreement and every provision hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                   THE ASHTON TECHNOLOGY GROUP, INC.


                                   By: /s/     Fredric W. Rittereiser
                                       Name:   Fredric W. Rittereiser
                                       Title:  President


                                   THE DOVER GROUP, INC.


                                   By: /s/     Fredric W. Rittereiser
                                       Name:   Fredric W. Rittereiser
                                       Title:  Chairman


                                   FREDRIC W. RITTEREISER


                                   /s/ Fredric W. Rittereiser


                                   DAVID N. ROSENSAFT


                                   /s/ David W. Rosensaft



                                                             Page 20 of 20 pages